EXHIBIT 4.21

SECURITIES PURCHASE AGREEMENT

THIS AGREEMENT made the ___29th_____ day of July, 2005

AMONG:

PEACE ARCH ENTERTAINMENT GROUP INC., a corporation continued under the laws of Ontario (the “Company”)

- and

DREW CRAIG, JEFF SAGANSKY, KERRY McCLUGGAGE and ASSETONE INVESTMENTS INC. (each a “Purchaser” and collectively, the “Purchasers”)

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, the securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1

Definitions.

“1933 Act” means the United States Securities Act of 1933, as amended.

“Action” shall have the meaning ascribed to such term in Section 3.1(h).

“Affiliate” has the same meaning as ascribed to such term in the Business Corporations Act (Ontario).

“AMEX” means the American Stock Exchange; LLC.

“Articles of Amendment” means the Articles of Amendment of the Company creating the Series 1 Preference Shares and the Series 2 Preference Shares and filed with the Ministry of Consumer and Business Services on July 27, 2005, a copy of which is annexed hereto as Exhibit A.

“Attorney for Service and Proxy Agreement” means the agreement to be entered into among the Purchasers, the Company and CPC Communications Inc. substantially in the form annexed as Exhibit “D” hereto.

2.

“Canadian Securities Laws” means, collectively, the securities laws of the Designated Provinces and the regulations and rules made and forms prescribed thereunder together with all applicable multilateral or national instruments, published policy statements, blanket orders, rulings and notices of the Securities Commissions and together with all published policies, rules and regulations of the TSX.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1.

“Closing Date” means July 29, 2005 or such later date as the Purchasers and the Company may agree.

“Commissions” means the Ontario Securities Commission and the British Columbia Securities Commission.

“Common Shares” means the common shares in the capital of the Company as currently constituted.

“Company Counsel” means Stikeman, Graham, Keely & Spiegel.

“Continuous Disclosure Reports” shall have the meaning ascribed to such term in Section 3.1(f) hereof.

“Designated Provinces” means British Columbia and Ontario.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses” shall have the meaning ascribed to such term in Section 5.1.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(f).

“Holders’ Securities” shall have the meaning ascribed to such term in Section 4.8(a).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(t).

“Intellectual Property” means any trade marks, trade names, business names, brand names, service marks, computer software, computer programs, copyrights, including any performing, author or moral rights, designs, inventions, patents, franchises, formulae, processes, know-how, trade secrets, compositions, processes, procedures, techniques, technology and related goodwill and includes any applications with respect to the foregoing and licensing rights to the foregoing.

“knowledge” and “to the knowledge of” mean, when referring to the Company, the actual knowledge of the directors and executive officers of the Company and, when referring to an individual, the actual knowledge of such individual and, in either case, the actual knowledge that any such person shall have acquired upon due and reasonable inquiry in the circumstances.

3.

“Liens” means a lien, charge, mortgage, security interest, pledge, adverse claim, right of first refusal, pre-emptive right or other encumbrance whatsoever.

“Material Adverse Effect” means an effect which is materially adverse to the business, assets or properties, condition, (financial or otherwise) or results of operations of the Company or any of its Subsidiaries, taken as a whole.

“material change” means a change in the business, results of operations, assets, prospects, condition (financial or otherwise) or capital of the Company or any of its Subsidiaries that would reasonably be expected to have a significant effect on the market price or value of any of the Company’s securities and includes a decision to implement such a change made by the Company’s board of directors or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable.

“material fact” means a fact that significantly affects, or would reasonably be expected to have a significant effect on the market price or value of any of the Company’s securities.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(k).

“MI 45-102” means Multilateral Instrument 45-102, Resale of Securities.

“MI 52-109” means Multilateral Instrument 52-109, Certification of Disclosure in Issuer’s Annual and Interim Filings.

“NI 51-102” means National Instrument 51-102, Continuous Disclosure Obligations.

“Ontario Act” means the Securities Act (Ontario).

“Ontario Accredited Investor Status Certificate” means the accredited investor status certificate, in form annexed as Exhibit E-2 required to be completed by each Purchaser who is a resident of Ontario.

“OSC” means the Ontario Securities Commission.

“OSC 45-501” means OSC Rule 45-501, Exempt Distributions.

“Outstanding Convertible Securities” means all options, including options granted or agreed to be granted to officers, directors, employees or consultants, warrants, other rights to acquire securities and other convertible securities outstanding as at the date of this Agreement, whether issued pursuant to an established plan or otherwise, and including any agreement or understanding with respect to the issuance or granting of the same, particulars of which are set out in Section 3.1(cc) of the Disclosure Schedule.

“person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

4.

“Piggyback Registration” shall have the meaning ascribed to such term in Section 4.8(a) hereof.

“Preference Shares” means collectively the Series 1 Preference Shares and the Series 2 Preference Shares.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Record” means the prospectuses, annual information forms, financial statements, material change reports, material contracts and press releases filed by the Company or its Subsidiaries with the TSX, AMEX, SEC or any applicable securities regulatory authority on or during the 18 months preceding the date hereof.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.4 hereof.

“Qualification” shall have the meaning ascribed to such term in Section 3.1(c) hereof.

“Required Approvals” means the conditional approval of the TSX and the AMEX of the transactions contemplated hereby together with all required shareholders approvals.

“Required Minimum” shall have the meaning ascribed to such term in Section 4.6(a) hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the 1933 Act.

“Securities” means any or all of the Units, Preference Shares, Warrants or Underlying Shares, as the context may require.

“Securities Laws” means Canadian Securities Laws and U.S. Securities Laws, collectively.

“SEC” means the United States Securities and Exchange Commission.

“SEDAR” means the System for Electronic Document Analysis and Retrieval developed by the Canadian Securities Administrators.

“Series 1 Preference Shares” means the Series 1 non-voting convertible preference shares in the capital of the Company created by the filing of the Articles of Amendment.

“Series 2 Preference Shares” means the Series 2 non-voting convertible preference shares in the capital of the Company created by the filing of the Articles of Amendment.

“Special Meeting” shall have the meaning ascribed to such term in Section 3.1(ee) hereof.

“Subsidiary” or “Subsidiaries” means the material operating subsidiaries of the Company as follows:

5.

(a)

Peace Arch Motion Pictures Inc.

(b)

Peace Arch Films Ltd.

(c)

The Eyes Project Project Development Corp.

(d)

Peace Arch LA, Inc.

(e)

Peace Arch Project Development Corp.

“Taxes” shall have the meaning ascribed to such term in Section 3.1(u).

“Trading Day” means a day on which the Common Shares is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: TSX and AMEX.

“Transaction Documents” means this Agreement, the Warrants, the Attorney for Service and Proxy Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” shall have the meaning ascribed to such term in Section 3.4 hereto.

“TSX” means the Toronto Stock Exchange.

“Underlying Shares” means the shares of Common Shares issuable upon conversion of the Preference Shares and the Warrant Shares issuable on the exercise of the Warrants.

“Units” means the Units of the Company, each Unit consisting of one Series 1 Preference Share and one Warrant.

“U.S. Person” has the meaning ascribed to such term in Rule 902(k) of Regulation S promulgated under the 1933 Act.

“U.S. Securities Laws” means, collectively, all applicable federal and state securities laws in the United States, including the 1933 Act, Exchange Act, all “Blue Sky” laws, and all regulations and forms prescribed thereunder, together with all applicable published policy statements, releases and rulings of the SEC and any applicable state securities regulatory authorities.

“Warrants” means the Series 2 Preference Share purchase warrants of the Company, each Warrant entitling the holder to purchase one Series 2 Preference Share at a price of $0.50 per share for a period of 48 months following the Closing Date.

“Warrant Shares” means the Series 2 Preference Shares issuable upon exercise of the Warrants.

6.

1.2

Division.

The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

1.3

Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and time shall be of the essence hereof.

1.4

Currency.

Unless otherwise stated herein, all amounts expressed herein in terms of money refer to lawful currency of the U.S. and all payments to be made hereunder shall be made in such currency.

1.5

Schedules and Exhibits.

The following are the Schedules and Exhibits attached to this Agreement, which schedules and exhibits (including the representations, warranties and covenants set out therein) are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule “A”	-	Disclosure Schedule
Exhibit A	-	Articles of Amendment
Exhibit B	-	Form of Special Resolution
Exhibit C	-	Legal Opinion of Company’s counsel
Exhibit C-1	-	Legal Opinion of United States counsel
Exhibit D	-	Attorney for Service and Proxy Agreement
Exhibit E-1	-	U.S. Person Accredited Investor Status Certificate
Exhibit E-2	-	Ontario Accredited Investor Status Certificate
Exhibit F	-	Form of Declaration for Removal of Legend

7.

ARTICLE II

PURCHASE AND SALE

2.1

Closing.

On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase that number of Units as set opposite each Purchaser name below. Each Purchaser shall deliver to the Company via wire transfer or a certified cheque or immediately available funds equal to their Subscription Amount (net of Expenses) and the Company shall deliver to each Purchaser the certificates representing the Warrants and Series 1 Preference Shares comprising their respective Units and the other items set forth in Section 2.2 issuable at the Closing. Upon satisfaction of the conditions set forth in Section 2.3, the Closing shall occur at the offices of Stikeman, Graham, Keeley & Spiegel LLP, 220 Bay Street, 7th Floor, Toronto, Ontario, M5J 2W4, or such other location as the parties shall mutually agree.

Name	No. of Units	Series 1 Preference Shares	Warrants	Subscription Amount
Drew Craig	1,847,826	1,847,826	1,847,826	$849,999.96
Jeff Sagansky	1,195,652	1,195,652	1,195,652	$549,999.92
Kerry McCluggage	1,195,652	1,195,652	1,195,652	$549,999.92
AssetOne Investments Inc.	108,695	108,695	108,695	$49,999.70

2.2

Deliveries.

(a)

On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)

this Agreement duly executed by the Company;

(ii)

that number of Series 1 Preference Shares and Warrants as is set out in Section 2.1;

(iii)

a legal opinion of Company Counsel and the Company’s United States counsel, substantially in the forms annexed hereto as Exhibit C and Exhibit C-1 respectively; and

(iv)

Attorney for Service and Proxy Agreement substantially in the form annexed hereto as Exhibit D.

(b)

On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)

this Agreement duly executed by such Purchaser;

8.

(ii)

such Purchaser’s Subscription Amount (net of Expenses) by certified cheque, bank draft or wire transfer; and

(iii)

a duly completed and executed Accredited Investor Questionnaire in the form of Exhibit E-1 (if a U.S. Person) or Exhibit E-2 (if resident of Ontario) attached hereto, duly completed and executed by such Purchaser.

2.3

Closing Conditions

(a)

The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)

the truth and accuracy in all material respects (save and except for those representations and warranties qualified by materially which shall be true and correct in all respects) on the Closing Date of the representations and warranties of the Company contained herein;

(ii)

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)

the Company shall have obtained the conditional approval of the TSX and the approval of AMEX of the transactions contemplated in this Agreement;

(iv)

Company shall have obtained the written consent of the shareholders holding 51% of the issued shares of the Company to the issuance of the Units as herein provided;

(v)

the Company shall have obtained and received or the registrar and transfer agent of the Corporation shall have received duly and correctly completed proxies from shareholders of the Corporation representing not less than 51% of the outstanding Common Shares of the Company, voting in favour of the amendment to the articles to be approved at the Special Meeting, together with their signed Undertaking to not revoke such proxies;

(vi)

the deliveries of the items set forth in Sections 2.2(a);

(vii)

the appointment of Kerry McCluggage and Jeff Sagansky to the “Green Light” Committee as provided for in Section 4.9 hereof; and

(viii)

the appointment of Drew Craig as a director and Chairman of the board of the Company.

(b)

The respective obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)

completion of the deliveries contemplated in subparagraphs 2.2 (b);

(ii)

the truth and accuracy in all respects on the Closing Date of the representations and warranties of each of the Purchasers contained herein;

9.

(iii)

all obligations, covenants and agreements of each of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iv)

the Company shall have obtained, on or before the Closing Date, the conditional approval of the TSX and the approval of AMEX of the transactions contemplated in this Agreement and the Company shall have complied with all of the conditions set forth in the acceptance letters of the TSX and of the AMEX; and

(v)

Company shall have obtained the written consent of the shareholders holding 51% of the issued shares of the Company to the issuance of the Units as herein provided.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Company.

Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedule”) which Disclosure Schedule shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser and acknowledges that each of the Purchasers is relying on such representations and warranties in connection with his or its purchase of Units as herein provided:

(a)

Subsidiaries. Except as disclosed in Section 3.1(a) of the Disclosure Schedule, the Company owns, directly or indirectly, all of the shares or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of each Subsidiary are validly issued as fully paid, non-assessable shares, free of pre-emptive and similar rights to subscribe for or purchase securities.

(b)

Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

10.

(c)

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with obtaining the Required Approvals. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Qualification”).

(d)

No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal, provincial and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)

Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the required filing under applicable Securities Laws and obtaining the Required Approvals.

(f)

Continuous Disclosure Reports; Financial Statements. The Company has filed all documents and financial statements required to be filed by it under the Canadian

11.

Securities Laws, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Continuous Disclosure Reports”) on a timely basis. As of their respective dates, the Continuous Disclosure Reports complied in all material respects with the requirements of the Canadian Securities Laws, and none of the Continuous Disclosure Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Continuous Disclosure Reports comply in all material respects with applicable accounting requirements and the Canadian Securities Laws with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g)

Material Changes. Since the date of the latest audited financial statements included within the Continuous Disclosure Reports, except as specifically disclosed in the Continuous Disclosure Reports or otherwise disclosed in Section 3.1(g) of the Disclosure Schedule, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made or required to be made pursuant to applicable Securities Laws, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before any Commission or other regulatory authority whatsoever any request for confidential treatment of information.

(h)

Litigation. Other than as disclosed in Section 3.1(h) of the Disclosure Schedule. there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, provincial, county, local or foreign) (collectively, an “Action”)

12.

which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Units or (ii) could, if there were an unfavourable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal, provincial or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by a Commission or the SEC involving the Company or any current or former director or officer of the Company. No Commission or the SEC or other regulatory authority has issued any cease trade order or has, to the Company’s knowledge, threatened to do so.

(i)

Labour Relations. No material labour dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(j)

Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company nor any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state, provincial and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(k)

Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Continuous Disclosure Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(l)

Title to Assets. Neither the Company nor any Subsidiary owns any real property.  The Company and each Subsidiary has good and marketable title in all personal property owned by it that is material to the business of the Company and such Subsidiary, in each case free and clear of all Liens, except for Liens arising in the ordinary course of business and which do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and Liens for the payment of federal, state, provincial or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company or the Subsidiaries are

13.

held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(m)

Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(n)

Transactions With Affiliates and Employees. Except as set forth in the Continuous Disclosure Reports, none of the officers or directors of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors).

(o)

Securities Laws; Internal Accounting Controls. The Company is in material compliance with all provisions of applicable Securities Laws. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability. The Company has established disclosure controls and procedures (as defined in MI 52-109) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed quarterly report under the Canadian Securities Laws, as the case may be, is being prepared. There have been no significant changes in the Company’s internal financial disclosure controls and procedures or its internal control over financial reporting (as such terms are defined in Section 1.1 of MI 52-109) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal financial disclosure controls and procedures or its internal control over financial reporting.

(p)

Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(q)

Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.3, no prospectus is required to be filed with the

14.

Ontario Securities Commission and no registration under the 1933 Act is required for the offer and sale of the Units by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Units hereunder does not contravene any of the Securities Laws or the rules and regulations of the TSX or the AMEX.  The Company hereby confirms that it has not delivered to any of the Purchasers, nor do any of the Purchasers require, an Offering Memorandum as defined in National Instrument 14-101.

(r)

Listing and Maintenance Requirements. The Company’s Common Shares are listed on the TSX and the AMEX, and the Company has taken no action designed to or which, to its knowledge, is likely to have the effect of, terminating the listing of the Common Shares on the TSX or the AMEX nor has the Company received any notification that the TSX or the AMEX is contemplating terminating or otherwise suspending such listing, except as disclosed in Section 3.1(r) of the Disclosure Schedule. Except as disclosed in Section 3.1(r) of the Disclosure Schedule, the Company has not, in the 12 months preceding the date hereof, received notice from either the TSX or the AMEX to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that following the completion of the transactions contemplated hereby, it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.  The Company is not in default or breach of any of the rules, policies or by-laws of the TSX or the AMEX.  There is no order ceasing or suspending trading in any of the securities of the Company and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened.

(s)

Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  All information and statements contained in the Public Record and other materials filed by or on behalf of the Company with the Commissions and the TSX and all other documents or materials contained in the Public Record were true and correct in all material respects as of the date of such issuance or filing, and, to the extent required, provided full, true and plain disclosure of all material facts relevant to the Company and did not contain a misrepresentation.

(t)

Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Units hereunder, the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature. The Company does not intend to incur debts beyond its ability to pay such debts

15.

as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u)

Taxes.  All taxes (including income tax, capital tax, goods and services tax, sales tax, payroll taxes, employer health tax, workers’ compensation payments, custom and land transfer taxes, duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Company and each of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided or where the failure to pay such tax or assessment would not, individually or in the aggregate have a Material Adverse Effect.  Except as disclosed in Section 3.1(u) of the Disclosure Schedule, all tax returns, declarations, remittances and filings required to be filed by the Company and each of its Subsidiaries have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate in all material respects.  No domestic or foreign taxation authority has asserted or, to the Company’s knowledge, threatened to assert any assessment, claim or liability for Taxes due or to become due in connection with any review or examination of the tax returns of the Company or any of its Subsidiaries (including, without limitation, any predecessor companies) filed for any year which would have a Material Adverse Effect.

(v)

Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(w)

Reporting Issuer.  The Company is a “reporting issuer” (or its equivalent), not in default of any requirements in relation to that designation, under the Securities Act (British Columbia), and the Securities Act (Ontario), and will use its commercially reasonable best efforts to maintain its “reporting issuer” status for a period of at least 12 months from the expiry date of the Warrants.

(x)

Auditors.  The auditors of the Company who audited the financial statements of the Company most recently delivered to the security holders of the Company and who delivered their report with respect thereto are independent public accountants as required by the Canadian Securities Laws.  There has never been any “reportable disagreement” (within the meaning of National Policy 31) with the

16.

present or any former auditor of the Company to the knowledge of the Company’s current management.

(y)

Corporate Action.  All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of the Units to the Purchasers and upon receipt by the Company of the purchase price as consideration for the issue of the Units, such Units will be validly issued as fully paid and non-assessable.

(z)

Corporate Power.  The Company has the corporate power and authority to issue the Units and has received all Required Approvals and on the Closing Date,

(i)

the Series 1 Preference Shares will be duly and validly issued and outstanding as fully paid and non-assessable shares;

(ii)

the Warrants will be duly and validly created and authorized and validly issued and outstanding and will constitute, subject to the Qualification, valid and binding obligations of the Company enforceable in accordance with their terms;

(iii)

the Warrant Shares are duly and validly authorized, allotted and reserved for issuance and, upon exercise of the Warrants in accordance with their terms, including the payment of the exercise price therefore will be issued as fully paid and non-assessable shares; and

(iv)

the full and maximum number of Common Shares issuable on the conversion of the Series 1 Preference Shares and on the conversion of the Series 2 Preference Shares have been conditionally accepted and reserved for listing on the TSX and the AMEX and are duly and validly authorized, allotted and reserved for issuance and upon conversion of the Preference Shares in accordance with the series provisions contained in the Articles of Amendment, the Common Shares issuable upon the exercise of such right will be issued as fully paid and non-assessable.

(aa)

U.S. Representations.  The Company represents, warrants, covenants and agrees that:

(i)

As at the date hereof, the Company is a Foreign Issuer as that term is defined in Rule 902 of Regulation S under the 1933 Act.

(ii)

The Company is not, and as a result of the sale of the Units contemplated hereby will not be, an “investment company” as defined in the United States Investment Company Act of 1940, as amended.

(bb)

Authorized and Issued Capital.  The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of shares designated as preference shares, issuable in series, of which, as of the date hereof, 20,948,492 Common Shares are issued and outstanding as fully paid and non-assessable.

17.

(cc)

Outstanding Convertible Securities.  Except as set forth in Section 3.1(cc) of the Disclosure Schedule, the Company does not have any Outstanding Convertible Securities.

(dd)

Compliance with AMEX Minimum Listing Requirements.  Following the completion of the purchase and sale of the Units as herein provided, the Company shall be in full compliance with, and shall be in satisfaction of, all minimum listing requirements of AMEX.

(ee)

Special Meeting.  The special meeting of common shareholders of the Company called for August 24, 2005 for the purpose, inter alia, of approving the amendment to the articles of the Company in the form of Special Resolution annexed as Exhibit “B” hereto (the “Special Meeting”) has been duly authorized and approved and that the calling of the Special Meeting and the delivery of the meeting materials in connection therewith including, without limitation, the Information Circular dated July 22, 2005 has been duly authorized and approved by the Company and comply with all requirements of the Business Corporations Act (Ontario) and National Instrument 54-101.

3.2

Intellectual Property.

The Company hereby represents, warrants and covenants to and with each Purchaser, and acknowledges that each Purchaser is relying upon such representations and warranties in completing the Closing, as follows:

(a)

to the Company’s knowledge, the Company and its Subsidiaries, as applicable, own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted, without any known infringement of the rights of others;

(b)

no Intellectual Property of the Company or of its Subsidiaries which is material to the conduct of their business as currently conducted or as currently proposed to be conducted has been cancelled or is now involved in any dispute or litigation, and, to the Company’s knowledge, no such action is threatened;

(c)

all of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are material to the conduct of the business of the Company or of its Subsidiaries as currently conducted or as currently proposed to be conducted to which the Company or any of its Subsidiaries is a party are valid and binding obligations of the Company or its Subsidiaries, as the case may be, and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by the Qualification, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such agreement;

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(d)

to the Company’s knowledge, the Company and its Subsidiaries own or have the valid rights to use all of the Intellectual Property that is material to the conduct of the business for the Company or its Subsidiaries as currently conducted (and had all rights necessary to carry out its former activities at such time such activities were being conducted).  To the Company’s knowledge, the Company and its Subsidiaries has a valid and enforceable right to use all third party Intellectual Property used or held for use in the business of the Company or its Subsidiaries;

(e)

to the Company’s knowledge, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and the Intellectual Property of the Company which is material to the conduct of the business of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted is not being Infringed by any third party.  There is no litigation or order outstanding or, to the Company’s knowledge, threatened or pending that seeks to limit or challenge the ownership, use, validity or enforceability of any Intellectual Property of the Company or its Subsidiaries or their use of any Intellectual Property owned by a third party, and, to the Company’s knowledge, there is no valid basis for the same.  The Company has not received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as presently proposed, would violate any Intellectual Property or other proprietary rights of any other person, nor, is the Company aware of any basis therefore;

(f)

the Company does not believe it is or will be necessary to utilize any works, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or its Subsidiaries, if any, except for works, trade secrets or proprietary information that have been duly and validly assigned to the Company;

(g)

to the Company’s knowledge, the Company and its Subsidiaries have complied with all laws applicable to the Intellectual Property and its use in the course of their business, including those governing intellectual property rights. To the knowledge of the Company, neither the Company nor its Subsidiaries have included, or caused to be included, in the Intellectual Property any material that it was wrongful or unlawful to include therein nor has any other person done so;

(h)

Except as disclosed in Section 3.2(h) of the Disclosure Schedule, neither the Company nor its Subsidiaries owe royalties or other payments to third parties which have become due in respect of the Intellectual Property.  The Company will not owe any such payments or any similar payments as a result of the consummation of the transactions contemplated hereby; and

(i)

none of the licensed Intellectual Property used by Company or its Subsidiaries is owned, directly or indirectly, by any director, officer or employee of the Company or any person which is an affiliate or associate of the Company or of

19.

any director, officer or employee of the Company or any relative of any of the foregoing persons.

3.3

Representations, Warranties and Acknowledgements of the Purchasers.

Each Purchaser hereby, for itself and for no other Purchaser, represents, warrants and acknowledges as of the date hereof and as of the Closing Date to the Company as follows:

(a)

Own Account. The Securities are “restricted securities” in the United States and have not been registered under the 1933 Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal, state and provincial securities laws including the Canadian Securities Laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(b)

Purchaser Status (Canadians). If such Purchaser is a resident of Ontario, such Purchaser represents and warrants that at the time such Purchaser was offered the Units, he was, and at the date hereof he is, an Accredited Investor as such term is defined in OSC 45-501 and as such has accurately completed the Accredited Investor Status Certificate (Ontario Residents) attached hereto as Exhibit E-2.

(c)

Experience of Such Purchaser. Such Purchaser, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d)

General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)

U.S. Purchasers. If such Purchaser is a U.S. person (as defined in Rule 902 of the 1933 Act), such Purchaser represents and warrants as follows:

(i)

At the time such Purchaser was offered the Units, at the date hereof, and on each date on which he exercises any Warrants, such Purchaser was, is and will be an “accredited investor” as defined in Rule 501 of the 1933 Act, as presently in effect, and as such has accurately completed the Accredited Investor Questionnaire attached hereto as Exhibit E-1; and

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(f)

Non-U.S. Purchasers.  If such Purchaser is not a U.S. person (as defined in Rule 902 of the 1933 Act), such Purchaser represents and warrants as follows:

(i)

Such Purchaser is not a “U.S. Person” within the meaning of Rule 902 of Regulation S promulgated under the 1933 Act, residing at the address printed on his signature page below, and at the time the purchase order was originated, such Purchaser was outside the United States;

(ii)

Such Purchaser will not offer or sell the Securities purchased hereunder to a U.S. Person or to or for the account or benefit of the U.S. Person or to or for the account or benefit of a U.S. Person prior to the expiration of the 40-day period after the date on which such Purchaser purchased such Securities; and

(g)

Company Information.  Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(h)

Residence.  If Purchaser is an individual, then Purchaser resides in the state or province identified as the address of Purchaser set forth on such Purchaser’s signature page; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on such Purchaser’s signature page.

(i)

Authorization.  Purchaser has full power and authority to enter into this Agreement, and this Agreement constitutes such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms subject to the Qualification.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.3.

3.4

Acknowledgements of the Purchasers.

The Purchasers understand and agree that the Series 1 Preference Shares, the Warrants, the Series 2 Preference Shares issuable on the exercise of the Warrants and the Common Shares issuable on the conversion of the Preference Shares will be subject to certain resale restrictions under applicable Securities Laws and each of the Purchasers agrees to comply with such restrictions.  For the purposes of complying with applicable Securities Laws the certificates representing the Series 1 Preference Shares, the Warrants, the Warrants Shares and the Common Shares issuable in the conversion of the Preference Shares shall bear the following legend:

21.

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [insert the date that is 4 months and a day after the Closing Date].”

In addition, for Purchasers who are U.S. Persons, the aforementioned certificates shall bear the following additional legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

In addition, with respect to the listed Common Shares, a further legend will be required as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT ‘GOOD DELIVERY’ IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.”

A new certificate bearing no legends, the delivery of which will constitute “Good Delivery” may be obtained from the Company’s registrar and transfer agent, CIBC Mellon Trust Company or any successor transfer agent of the Company (the “Transfer Agent”) upon delivery of a duly executed declaration in the form annexed hereto as Exhibit F, and if required, subject to applicable law, the Company will use its reasonable best efforts to obtain an opinion or memorandum of U.S. counsel (as required by the Transfer Agent), addressed to the Transfer Agent permitting removal of resale restrictions for resales of the Common Shares by investors in the United States through the facilities of the TSX in reliance upon Rule 904 of Regulation S under the Securities Act.

ARTICLE IV

COVENANTS

4.1

Furnishing of Information.

As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the applicable Securities Laws. The Company further covenants that it will take such further commercially reasonable action as any holder of Securities may reasonably request, all to the extent required from time to

22.

time to enable such person to sell such Securities without registration pursuant to Rule 144 of the 1933 Act or any other applicable exemption.

4.2

Securities Laws Disclosure; Publicity.

The Company shall on the Trading Day following the date hereof, issue a press release and, within ten calendar days after the date hereof, file a Material Change Report on Form 51-102F3. The Company shall consult with the Purchasers prior to issuing any press releases with respect to the transactions contemplated hereby. The Company shall not disclose, without written consent of the Purchasers, the identity of the Purchasers other than as required in the filing of post closing documents with securities regulators.

4.3

Shareholder Rights Plan.

No claim will be made or enforced by the Company or, to the knowledge of the Company, any other person, that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities hereunder or under any of the Transaction Documents.

4.4

Use of Proceeds.

The Company shall use the net proceeds from the sale of the Units for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), to purchase any Common Shares or Common Shares Equivalents or to settle any outstanding litigation.

4.5

Indemnification of Purchasers.

Subject to the provisions of this Section 4.5, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable lawyer’s fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, wilful negligence, wilful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defence thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party

23.

except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defence and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.6

Reservation and Listing of Securities.

(a)

The Company shall maintain and reserve from its duly authorized shares of Common Shares sufficient number of Common Shares to permit for the maximum issuance of Common Shares pursuant to the conversion of the Preference Shares and to maintain and reserve from its duly authorized shares of Series 2 Preference Shares a sufficient number of Series 2 Preference Shares to permit for the maximum issuance of Warrant Shares pursuant to the exercise of the Warrants (collectively, the “Required Minimum”).

(b)

If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Shares or Series 2 Preference Shares is less than what is required to satisfy the Company’s obligations under Section 4.6(a) on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued Common Shares or Series 2 Preference Shares, as the case may be, to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)

The Company shall, if applicable: (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Shares at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Shares to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Shares on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.7

Equal Treatment of Purchasers.

No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the holders of Preference Shares as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or of Securities.

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4.8

Piggyback Registration.

(a)

Whenever the Company proposes to effect the registration of, any Common Shares under U.S. Securities Laws (whether for the Company’s own account or for the account of any other person) (a “Piggyback Registration”), the Company will, no later than twenty (20) days after the decision is made to proceed, give written notice to the Purchasers of its intention to effect such a registration, and such notice shall offer the Purchasers the opportunity to register (on the same terms and conditions) such number of outstanding Common Shares as the holders thereof may request (the “Holders’ Securities”).  The Company will include in registration all outstanding Holders’ Securities with respect to which the Company has received a written request for the inclusion therein from the record holders thereof within thirty (30) days following the date the Company gives such notice. If the offering contemplated by this Section is to be an underwritten offering, then, notwithstanding the foregoing, the Company shall not be required to include any Holders’ Securities to be offered or sold by any Purchaser in such underwritten offering unless such Purchaser accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total number of securities, including the Holders’ Securities, requested by Purchasers to be included in such offering exceeds the amount of securities (other than those to be sold by or for the account of the Company) that the underwriters determine in their reasonable discretion is compatible with the success of such offering, then the Company shall be required to include in such offering only that number of such securities, including Holders’ Securities, that the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering.  In the event the underwriters determine that less than all of the Holders’ Securities requested to be registered can be included in such offering, then the Holders’ Securities that are included in such offering shall be apportioned pro rata among the selling holders of the Holders’ Securities based on the relative number of outstanding Common Shares that are owned of record by such selling holders or in such other proportions as shall mutually be agreed to by the Company and all such selling holders.

(b)

Notwithstanding any of the foregoing provisions, the Company shall not be required to include in a Piggyback Registration of any Common Shares of the Purchaser if such Purchaser, together with its Affiliates, holds less than one percent (1%) of the Company’s outstanding capital stock and all Common Shares held by such Purchaser may be sold under Rule 144 under the 1933 Act within a single ninety (90) day period.

(c)

The registration rights herein granted to the Purchasers are not assignable without the prior written consent of the Company, not to be unreasonably withheld, provided that the rights may be assigned to a transferee or assignee of the Common Shares who is an Affiliate or spouse of the Purchaser without the prior consent of the Company but with prior notification to the Company.

25.

4.9

“Green Light” Committee.

The Company hereby confirms that it has established a “Green Light” Committee consisting of four members whose purpose is to assist in determining whether or not a film or other production project is to proceed.  In this regard, the Company covenants and agrees to ensure that both Kerry McCluggage and Jeff Sagansky are nominated and appointed to the “Green Light” Committee, effective on Closing, so long as either of them holds any Securities.

4.10

Appointment of Drew Craig as a Director.

The Company shall do all things necessary and required in order to have Drew Craig appointed as a director of the Company on the Closing Date and to be nominated to the board of directors at the next following annual meeting of the shareholders of the Company and to have Drew Craig appointed as Chairman of the board of directors.

4.11

Compliance with TSX and AMEX Requirements.

The Company covenants and agrees to do all things necessary to comply fully with the TSX conditional listing approval letter dated July 13, 2005 within the time periods therein prescribed (as the same may be extended by the TSX) including the payment of all additional listing fees.  The Company further covenants and agrees to use its commercially reasonable best efforts to do all things necessary to maintain and continue its AMEX and TSX listings.

4.12

Negative Covenants.

In addition to any negative covenants contained in the Articles of Amendment, the Company hereby covenants, for itself and not its subsidiaries, that so long as 2/3rds of the Series 1 Preference Shares remain outstanding the Company shall not, without the prior written consent of the holders of the Series 1 Preference Shares agree to, incur or otherwise arrange, in a single or series of related transactions, any short term or long term debt, including any convertible debt other than in connection with the draw down of its bank line and bank facilities in the ordinary course of the business of the Company.

ARTICLE V

MISCELLANEOUS

5.1

Fees and Expenses.

At the Closing, the Company has agreed to reimburse each Purchaser for their actual, reasonable, out-of-pocket legal fees and expenses subject to a limit of one-half of their due diligence costs and legal fees pertaining to such due diligence (called the “Expenses”). Accordingly, the Purchasers shall be entitled to deduct from the Subscription Amount payable (and shall be directed by the Company to do so) the amount of the Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

26.

5.2

Entire Agreement.

The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3

Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Toronto time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Toronto time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. or Canadian nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4

Amendments; Waivers.

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5

Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Subject to Section 4.8(c), no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, not to be unreasonably withheld, provided that a Purchaser shall be entitled to assign its rights or obligations hereunder to a transferee or assignee of the Common Shares who is an Affiliate or spouse of the Purchaser without the prior consent of the Company but with prior notification to the Company.

5.6

No Third-Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Section 4.5.

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5.7

Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defence of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the courts of Ontario having jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of Ontario having jurisdiction for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.

5.8

Survival.

The representations and warranties contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statute of limitations.

5.9

Execution.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.10

Severability.

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.-

5.11

Replacement of Securities.

If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new

28.

certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.12

Independent Nature of Purchasers’ Obligations and Rights.

The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(Signature Pages Follow)

29.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PEACE ARCH ENTERTAINMENT GROUP INC.

By: /s/ Richard Watson
Name: Richard Watson
Title: Secretary
Address for Notice: 124 Merton Street
Ste. 407, Toronto, Ontario M4S 2Z2

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

30.

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	DREW CRAIG
Signature of Purchaser:	/s/ Drew Craig
Email Address of Purchaser:

Address of Purchaser:

Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

Delivery Instructions of Securities of Purchaser (if not the same as above):

Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

Registration Instructions for Securities (If other than the Purchaser):

Name:	Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

[SIGNATURE PAGES CONTINUE]

Name of Purchaser:	JEFF SAGANSKY
Signature of Purchaser:	/s/ Jeff Sagansky
Email Address of Purchaser:

Address of Purchaser:

Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

Delivery Instructions of Securities of Purchaser (if not the same as above):

Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

Registration Instructions for Securities (If other than the Purchaser):

Name:	Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

[SIGNATURE PAGES CONTINUE]

2.

Name of Purchaser:	KERRY McCLUGGAGE
Signature of Purchaser:	/s/ Kerry McCluggage
Email Address of Purchaser:

Address of Purchaser:

Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

Delivery Instructions of Securities of Purchaser (if not the same as above):

Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

Registration Instructions for Securities (If other than the Purchaser):

Name:	Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

[SIGNATURE PAGES CONTINUE]

3.

Name of Purchaser:	ASSETONE INVESTMENTS INC.
Signature of Purchaser or of authorizing signing author:	/s/ Michael Taylor
Email Address of Purchaser:

Address of Purchaser:

Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

Delivery Instructions of Securities of Purchaser (if not the same as above):

Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

Registration Instructions for Securities (If other than the Purchaser):

Name:	Address: (Street Address) (City and State/Province or Country) (Zip Code/Postal Code)

[SIGNATURE PAGES CONTINUE]

SCHEDULE “A”

DISCLOSURE SCHEDULE

Section 3.1(a)

Partially Owned Subsidiaries

Subsidiary that we have partial ownership in.

The Eyes Project Development Inc. – PAE owns 48% of Common and 99% of Preferred shares

Section 3.1(g)

Material Changes

1.

Loan agreement – Donald J. Walker (February 22, 2005)

Amount:  $1,000,000 USD

Borrower:  Peace Arch Motion Pictures Inc.

Guarantor:  Peace Arch Entertainment Group Inc.

2.

Loan agreement – Fortress Credit Corp. (May 3, 2005)

Amount:  £ 500,000

Borrower:  Peace Arch Films Limited

Guarantor:  Peace Arch Entertainment Group Inc.

3.

Loan agreement – Joan Kelley-Weisshaar (July 6, 2005)

Borrowers:  Each of a series of motion pictures (“Films”)

Guarantor:  Peace Arch Motion Pictures Inc.

3a)

Borrower:  PA Heartstopper Films Inc.

First Drawdown – $125,000 USD – July 6, 2005

3b)

Borrower:  PA WarTerra Films Inc.

First Drawdown – $125,000 USD – July 6, 2005

Section 3.1(r)

Listing and Maintenance Requirements

TSX – The Company is in full compliance with TSX listing and maintenance requirements, and has not been notified otherwise.

AMEX – As disclosed in the risk section of Form 20-F filed with the United States Securities and Exchange commission in February 2004 and 2005.

As more fully described in excerpt from August 2004 20-F filing on Edgar:

Section 3.1(r)

Outstanding Tax Return Filings

(The fling of the listed returns is not expected to have Material Adverse Effect either individually or in the aggregate)

Name	Jurisdiction	Unfiled
Peace Arch Entertainment Group Inc.	Ontario	31-Aug-04
Peace Arch Motion Pictures Inc.	Ontario	31-Aug-04	31-Aug-03
Peace Arch Films Limited	U.K.	31-Aug-04
Peace Arch LA, Inc.	California	31-Aug-04
The Eyes Project Development Corp.	British Columbia	31-Aug-04	31-Aug-03
GFT Absolon Films Ltd.	Ontario	27-Feb-04
GFT Rough Rider Films Ltd.	Ontario	27-Feb-04
GFT Limit Films Ltd.	Ontario	30-Aug-04
GFT Detention Films Ltd.	Ontario	29-Apr-04
Sun/GFT Flies Films Inc.	Saskatchewan	31-Jul-04
Peace Arch Project Development Corp.	British Columbia	31-Jul-04	31-Jul-03	31-Aug-02	31-Aug-01
552552 BC Ltd.	British Columbia	31-Jul-04	31-Jul-03	09-Jan-03
MVP Movie Vista Productions Inc.	British Columbia	31-Jul-04	31-Jul-03	31-Aug-02	31-Aug-01
Animal Miracles Productions Inc.	British Columbia	31-Aug-04	31-Aug-03	31-Jul-03
Immortal Productions Inc.	British Columbia	31-Jul-04	31-Jul-03
The Eyes Multimedia Productions Inc.	British Columbia	31-Jul-04
Electric Playground Productions Inc.	British Columbia	31-Jul-04
First Wave Productions Inc.	British Columbia	31-Jul-04
Mission Productions Inc.	British Columbia	31-Aug-04	31-Aug-03	31-Jul-03	31-May-03	31-May-02
Diva Productions Inc.	British Columbia	31-Aug-04	31-Aug-03	31-Jul-03
Fantasy Lands Productions Inc.	British Columbia	31-Aug-04	31-Aug-03	31-Jul-03
Corbeau Productions Inc.	British Columbia	31-Aug-04	31-Aug-03
Animal Miracles (Series III) Productions Inc.	British Columbia	31-Aug-04	31-Aug-03
Sausage Productions Inc.	British Columbia	31-Aug-04	31-Aug-03
Whistler Stories Productions Inc.	British Columbia	31-Aug-04	31-Aug-03
Cake Night Productions Inc.	British Columbia	31-Aug-04
Heroines Productions Inc.	British Columbia	31-Aug-04	31-Aug-03	31-Aug-02
Soho Enterprises Inc.	British Columbia	31-Aug-04
Dead Man's Gun Productions Inc.	British Columbia	31-Aug-04
DMG Too Productions Inc.	British Columbia	31-Aug-04
Prisoner of Zenda Productions Inc.	British Columbia	31-Aug-04
Peace Arch Productions Inc.	British Columbia	31-Aug-04
Ronnie and Julie Productions Inc.	British Columbia	31-Aug-04
Baby Pinsky Productions Inc.	British Columbia	31-Aug-04
Outside Chance Productions Inc.	British Columbia	31-Aug-04

2.

Island of Whales Productions Inc.	British Columbia	31-Aug-04
1730 Holdings Ltd.	British Columbia	31-Aug-04
Toolshed Media Inc.	British Columbia	31-Aug-04
Citizen Productions Inc.	British Columbia	31-Aug-04
Streamscapes Media Inc.	British Columbia	31-Aug-04
Mall World Productions Inc.	British Columbia	31-Aug-04
Harm's Way Productions Inc.	British Columbia	31-Aug-04
GFT Beast Films Inc.	Ontario	2004
GFT Disaster Films Inc.	Ontario	2004
GFT Disaster 2 Films Inc.	Ontario	2004

Section 3.1(cc)

Outstanding Convertible Securities

Number of
shares

Balance - August 31, 2004 (before shares held in escrow)	20,898,491
Issued on January 24, 2005 - issued to KirwanGier	50,000

Balance - per CIBC Mellon confirmation - May 31, 2005	20,948,491

Shares issued for debt (Board approved May 05
- awaiting approval from the TSX)*	230,813

Balance - July 15, 2005	21,179,304

*Note:  conditional approval was received from the TSX on July 25, 2005.  We are now awaiting final approval from TSX and AMEX in order to issue the 230,813 common shares from treasury.

Section 3.2(h)

Intellectual Property

THERE ARE CERTAIN CLAIMS OF ROYALTIES DUE IN RESPECT OF PAPDC SUBSIDIARIES, WHICH CLAIMS ARE INCLUDED IN AMOUNTS DUE TO FREMANTLE IN THE COMPANY’S FINANCIAL STATEMENTS AND ARE OFFSET BY SHARES HELD IN RESERVE PENDING RESOLUTION OF SUCH CLAIMS.

EXHIBIT A

ARTICLES OF AMENDMENT

EXHIBIT B

FORM OF SPECIAL RESOLUTION

EXHIBIT C

LEGAL OPINION OF COMPANY’S COUNSEL

EXHIBIT C-1

LEGAL OPINION OF UNITED STATES COUNSEL

EXHIBIT D

ATTORNEY FOR SERVICE AND PROXY AGREEMENT

EXHIBIT E-1

ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in that certain Securities Purchase Agreement dated for reference July 29, 2005 among PEACE ARCH ENTERTAINMENT GROUP INC., a corporation continued under the laws of Ontario (the “Company”) and the Purchasers (as therein defined).

The Purchaser covenants, represents and warrants to the Company that:

(a)	it satisfies one or more of the categories indicated below (please check the appropriate box):
	[ ]	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

	[ ]	Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000;
	[ ]	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

	[ ]	Category 4

A “bank” as defined under Section (3)(a)(2) of the Securities Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or

2.

registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;
[ ]	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);
[ ]	Category 6	A director or executive officer of the Company;
[ ]	Category 7	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or
[ ]	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _______ day of ____________________, 2005.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. No.

EXHIBIT E-2

ACCREDITED INVESTOR STATUS CERTIFICATE (ONTARIO RESIDENTS)

The undersigned Purchaser, a resident of the Province of Ontario, hereby represents and warrants, as an integral part of the attached Subscription Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth directly next to which the Purchaser has marked below.

[MARK BELOW THE CATEGORY OR CATEGORIES WHICH DESCRIBES YOU]

❑  1.

A bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act.

❑  2.

The Business Development Bank incorporated under the Business Development Bank Act (Canada).

❑  3.

A loan corporation or trust corporation registered under the Loan and Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction.

❑  4.

A co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada.

❑  5.

A company licensed to do business as an insurance company in any jurisdiction.

❑  6.

A subsidiary of any company referred to in paragraph 1, 2, 3, 4 or 5, where the company owns all of the voting shares of the subsidiary.

❑  7.

A person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer.

❑  8.

The government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government.

❑  9.

Any Canadian municipality or any Canadian provincial or territorial capital city.

❑ 10.

Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof.

❑ 11.

A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority.

❑ 12.

A registered charity under the Income Tax Act (Canada).

2.

❑ 13.

An individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN $1,000,000.

❑ 14.

An individual whose net income before taxes exceeded CDN $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CDN $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year.

❑ 15.

An individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph 7, whether or not the individual’s registration is still in effect.

❑ 16.

A promoter of the issuer or an affiliated entity of a promoter of the issuer.

❑ 17.

A spouse, parent, grandparent or child of an officer, director or promoter of the issuer.

❑ 18.

A person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario).

❑ 19.

An issuer that is acquiring securities of its own issue.

❑ 20.

A company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CDN $5,000,000 as reflected in its most recently prepared financial statements.

❑ 21.

A person or company that is recognized by the Ontario Securities Commission as an accredited investor.

❑ 22.

A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors.

❑ 23.

A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director (as defined in the Securities Act (Ontario)) or, if it has ceased distribution of its securities, has previously distributed its securities in this manner.

❑ 24.

A fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund.

❑ 25.

An account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario), or under comparable legislation in any other jurisdiction.

❑ 26.

An entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs 1 through 7 and paragraph 11 in form and function.

3.

❑ 27.

A person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

Note:

A summary of the meanings of some of the terms used in this Accredited Investor Status Certificate follows the signature block below.

DATED

, 2005

Signature of Purchaser

Name of Purchaser

Address of Purchaser

4.

For the purposes of this Ontario Accredited Investor Status Certificate, the following definitions are included for convenience:

(a)

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(b)

“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(c)

“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

(d)

“fully managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction;

(e)

“mutual fund” includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of securities;

(f)

“non-redeemable investment fund” means an issuer:

(i)

whose primary purpose is to invest money provided by its securityholders;

(ii)

that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(iii)

that is not a mutual fund;

(g)

“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

(h)

“portfolio adviser” means:

(i)

a portfolio manager registered under the Securities Act (Ontario); or

(ii)

a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the TSX Venture Exchange or the Investment Dealers’ Association of Canada referred to in that subsection;

5.

(i)

“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets; and

(j)

“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

In Ontario Securities Commission Rule 45-501 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In Ontario Securities Commission Rule 45-501 a person or company is considered to be controlled by a person or company if:

(a)

in the case of a person or company,

(i)

voting securities of the first-mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company; and

(ii)

the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(b)

in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

(c)

in the case of a limited partnership, the general partner is the second-mentioned person or company.

In Ontario Securities Commission Rule 45-501 a person or company is considered to be a subsidiary entity of another person or company if:

(a)

it is controlled by,

(i)

that other, or

(ii)

that other and one or more persons or companies each of which is controlled by that other, or

(iii)

two or more persons or companies, each of which is controlled by that other, or

(b)

it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

EXHIBIT F

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:

CIBC Mellon Trust Company as registrar and transfer agent for the securities of Peace Arch Entertainment Group Inc.

The undersigned (a) acknowledges that the sale of securities of Peace Arch Entertainment Group Inc. (the “Company”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) the undersigned is not an “affiliate” of the Company as that term is defined in Rule 405 of the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a Designated Offshore Securities Market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller not any person acting on any of their behalf has engaged or will engage in “directed selling efforts” in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purposes of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S.

Dated:  _______________________                                      _______________________

Name of Seller

By: _______________________

Name:

Title: